SCHEDULE 14A

(Rule 14a-1)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

ORIENTAL FINANCIAL GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Professional Offices Park
1000 San Roberto Street
San Juan, Puerto Rico 00926
(787) 771-6800
http://www.orientalonline.com

NOTICE OF ANNUAL MEETING
To be held on October 28, 2003

Dear Stockholder:

          You are cordially invited to attend the annual meeting of stockholders of Oriental Financial Group Inc. (“Oriental Financial Group”), which will be held at conference room 9-A of the McConnell Valdés law offices located at 270 Muñoz Rivera Avenue, San Juan, Puerto Rico, on Tuesday, October 28, 2003, at 10:00 a.m. for the following purposes:

1.	To elect three directors to three-year terms expiring at the 2006 annual meeting of stockholders or until their successors are duly elected and qualified; and

2.	To transact such other business as may properly come before the annual meeting or at any adjournment or postponement thereof. Except with respect to procedural matters incident to the conduct of the meeting, management at present knows of no other business to be brought before the meeting.

          Information relating to the above matters is set forth in the accompanying proxy statement. Stockholders of record at the close of business on September 26, 2003, are entitled to notice of and to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ José Enrique Fernández

José Enrique Fernández
Chairman of the Board, President and
Chief Executive Officer

October 3, 2003
San Juan, Puerto Rico

          It is important that your shares be represented regardless of the number you own. Even if you plan to be present, you are urged to complete, sign, date and return, promptly, the enclosed proxy card in the envelope provided. If you attend the meeting, you may vote either in person or by your proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof. If you plan to attend the meeting, you must show at the entrance to the meeting proof of ownership of Oriental Financial Group’s shares of common stock or a proper identification card. If your shares are not registered in your own name and you plan to attend the meeting and vote your shares in person, you must contact your broker or agent in whose name your shares are registered to obtain a broker’s proxy issued in your name and bring it to the meeting in order to vote.

ii

ORIENTAL FINANCIAL GROUP INC.

PROXY STATEMENT
For the Annual Meeting of Stockholders
To be held on Tuesday, October 28, 2003

          This proxy statement is furnished in connection with the solicitation by the Board of Directors of Oriental Financial Group of proxies to be voted at the annual meeting of stockholders to be held on Tuesday, October 28, 2003 at 10:00 a.m., at conference room 9-A of the McConnell Valdés law offices located at 270 Muñoz Rivera Avenue, San Juan, Puerto Rico, and at any adjournment or postponement thereof, for the purposes set forth herein. This proxy statement is expected to be mailed to stockholders on or about October 3, 2003.

          Each proxy solicited hereby, if properly signed and returned to Oriental Financial Group and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given by you, each proxy received will be voted for the matters described below. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by: (i) filing with the Secretary of the Board of Directors of Oriental Financial Group written notice thereof (addressed to: Carlos O. Souffront, Esq., Secretary of the Board of Directors, Oriental Financial Group Inc., P.O. Box 195115, San Juan, Puerto Rico 00919-5115); (ii) submitting a duly executed proxy bearing a later date; or (iii) by appearing personally at the annual meeting and giving the Secretary notice of his/her intention to vote in person. Proxies solicited hereby may be exercised only at the annual meeting, including any adjournment or postponement thereof, and will not be used for any other purpose.

          Each proxy solicited hereby also confers discretionary authority on the Board of Directors of Oriental Financial Group to vote the proxy with respect to: (i) the approval of the minutes of the last annual meeting of stockholders; (ii) the election of any person as director if any nominee is unable to serve or, for good cause, will not serve; (iii) matters incident to the conduct of the annual meeting; and (iv) such other matters as may properly come before the annual meeting. Except with respect to procedural matters incident to the conduct of the annual meeting, management is not aware of any business that may properly come before the meeting other than those matters described in this proxy statement. However, if any other matters should properly come before the annual meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

SOLICITATION OF PROXIES

          The cost of solicitation of proxies will be borne by Oriental Financial Group, which has retained the services of American Stock Transfer & Trust Company, New York, New York, who acts as its transfer agent and registrar, to assist Oriental Financial Group in the solicitation of proxies for the annual meeting. The fee to be paid to such firm for these services is not expected to exceed $1,500, plus reimbursement of all reasonable out-of-pocket expenses. Oriental Financial Group will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of Oriental Financial Group’s shares of common stock, $1.00 par value per share. In addition to solicitations by mail, directors, officers and employees of Oriental Financial Group or any of its subsidiaries may solicit proxies personally, by telephone or otherwise without additional compensation.

VOTING STOCK OUTSTANDING
AND VOTE REQUIRED FOR APPROVAL

          Only holders of shares of common stock of record at the close of business on September 26, 2003 (i.e., the “voting record date”) will be entitled to vote at the annual meeting. The total number of shares of common stock outstanding on the voting record date and eligible to cast votes at the annual meeting is 17,842,902. On the voting record date, there were outstanding 1,340,000 shares of 7.125% Noncumulative Monthly Income Preferred Stock, Series A, $1.00 par value per share (the “Series A Preferred Stock”). The shares of Series A Preferred Stock are not entitled to vote at the annual meeting.

          The presence, either in person or by proxy, of at least a majority of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. For purposes of determining quorum, abstentions and broker non-votes will be treated as shares that are present and entitled to vote. A broker non-vote results when a broker or nominee has expressly indicated that it does not have discretionary authority to vote on a particular matter. Action with respect to the election of directors shall be taken by a majority of the votes cast. Therefore, abstentions and broker non-votes will not have an effect on the election of directors. With respect to this proposal, each holder of shares of common stock has the right to cumulate his/her votes as described below under the caption “CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS.”

PROPOSAL: ELECTION OF DIRECTORS

          The by-laws of Oriental Financial Group provide that the Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board. The number of directors, as established by resolution, is presently nine. Oriental Financial Group’s articles of incorporation and by-laws also provide that the Board of Directors shall be divided into three classes of directors as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are duly elected and qualified. Only one class of directors is to be elected annually.

          Other than Mr. José Enrique Fernández’s employment agreement with Oriental Bank and Trust (“Oriental Bank”), a Puerto Rico commercial bank and a wholly-owned subsidiary of Oriental Financial Group, which requires the Board of Directors of Oriental Bank to nominate him for election as a director of Oriental Bank and, if elected, as Chairman of Oriental Bank’s Board of Directors, there are no arrangements or understandings between Oriental Financial Group or Oriental Bank and any person pursuant to which such person has been elected a director. Except for Mr. Fernández, who is the father of José Fernández Richards, an executive officer of Oriental Financial Group, no other director is related to any other director or executive officer of Oriental Financial Group, including its subsidiaries, by blood, marriage or adoption (excluding those that are more remote than first cousin).

          Messrs. José Enrique Fernández, Efraín Archilla and Julian S. Inclán have been nominated as directors for three-year terms expiring in 2006. Set forth below is certain information with respect to such nominees.

          José Enrique Fernández (Age 60) - Chairman of the Board of Directors, President and Chief Executive Officer of Oriental Financial Group since June 1996. Chairman of the Board of Directors of Oriental Bank since December 1, 1988, and President and Chief Executive Officer of Oriental Bank since September 1, 1988. Chairman of the Board of Directors of Oriental Financial Services Corp. (“Oriental Financial Services”), San Juan, Puerto Rico (a registered securities broker-dealer organized under Puerto Rico law) since December 1991. Mr. Fernández was President and Chief Executive Officer of Drexel Burnham Lambert Puerto Rico Incorporated, San Juan, Puerto Rico, from October 1984 to April 1988. He was President and Chief Executive Officer of A.G. Becker Puerto Rico from 1978 to September 1984, and Vice President-Associate Manager of Prudential Bache Securities from 1965 to 1978. Mr. Fernández also serves as a member of the Board of Trustees of the University of Notre Dame, South Bend, Indiana, and as a member of the Board of Trustees of the YMCA Retirement Fund, New York, New York. He served from 1997 to 1998 as a member of the Board of Trustees of the Sacred Heart University, San Juan, Puerto Rico. Mr. Fernández is qualified and registered with the National Association of Securities Dealers, Inc. (the “NASD”) as General Securities Representative (Series 7).

          Efraín Archilla (Age 49) - Director of Oriental Financial Group since 1991 (including terms as director of Oriental Bank). He is President and General Manager of WYQE-FM, Radio Yunque 93 FM in Naguabo and Fajardo, Puerto Rico, since 1994. Mr. Archilla has been an operations consultant to WALO-AM Radio Station and Ochoa Broadcasting Corp. since 1993. He was General Manager of WALO Radio Station from 1973 to 1994, and Vice President and Treasurer of Ochoa Broadcasting Corp. from 1975 to 1994. He served as President of the Puerto Rico Broadcasters Association from 1988 to 1992, and currently is the President of that organization. He also served as President of the Puerto Rico Numismatic Society from 1983 to 1984, President of the Eastern Region

Arts and Culture Foundation and of the Humacao Chapter of the Puerto Rico Chamber of Commerce in 1992, and President of the Humacao Rotary Club in 1995.

          Julian S. Inclán (Age 54) - Director of Oriental Financial Group since 1995 (including terms as director of Oriental Bank). President of American Paper Corporation (a distributor of fine papers, office supplies and graphic art supplies), San Juan, Puerto Rico, since September 1994. Mr. Inclán has served as Managing General Partner of Calibre, S.E. (a real estate investment company) since 1991, and as President of Inclán Realty (a real estate development company), San Juan, Puerto Rico, since 1991. He is also the President of Inmac Corporation (a leasing and investment company that is currently inactive), San Juan, Puerto Rico, since 1989. From 1978 to 1982 he served as Vice President and General Manager of St. Regis Paper and Bag, a division of Puerto Rican Cement Co., Inc., San Juan, Puerto Rico.

          If any person named as a nominee is unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed above may not be able to serve as a director if elected.

The Board of Directors Recommends
that Stockholders Vote “For” this Proposal.

CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

          Pursuant to the by-laws of Oriental Financial Group, holders of shares of common stock have the right to cumulate their votes at annual meetings in which more than one director is being elected. Cumulative voting entitles each holder of common stock to a number of votes equal to the number of shares of common stock held by him/her multiplied by the number of directors to be elected. As a holder of shares of common stock, you may cast all or any number of such votes for one nominee or distribute such votes among any two or more nominees as you desire. Thus, for example, for the election of the three nominees being considered at this annual meeting, a stockholder owning 1,000 shares of common stock is entitled to 3,000 votes, and may distribute such votes equally among the nominees for election, cast them for the election of only one of such nominees, or otherwise distribute such votes as he/she desires.

          In the absence of any express indication that the shares to be voted should be cumulated in a particular fashion, the votes represented by executed proxies will be distributed equally among the three nominees designated by the Board of Directors or in such other fashion as will most likely ensure the election of all the nominees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information as to the shares of common stock beneficially owned, as of August 31, 2003, by the only person known to Oriental Financial Group to be the beneficial owner of more than 5% of the total number of shares of common stock outstanding. The information is based upon filings made by such person pursuant to the Securities Exchange Act of 1934 and information furnished by him.

Name and Address of	Amount and Nature of
Beneficial Owner	Beneficial Ownership	Percent of Class

José Enrique Fernández	3,278,994	18.57%
1717 Lilas San Francisco
San Juan, Puerto Rico 00927

          The amount set above in the table for Mr. Fernández includes 47,286 shares that may be received upon the exercise of stock options within 60 days. While Mr. Fernández may be deemed to beneficially own the 47,286 shares subject to options that may be exercised within 60 days for purposes of the Securities Exchange Act of 1934, as a result of his having elected to receive qualified stock options pursuant to the Oriental Financial Group’s stock option plans, under Puerto Rico law the aggregate fair market value of shares (determined as of the time of grant) for which Mr. Fernández may exercise stock options for the first time in any calendar year cannot exceed $100,000. The amount also includes 4,545 shares owned by Mr. Fernández through Oriental Financial Group’s 401(k)/1165(e) Plan (as such term is defined in page 16 of this proxy statement), 11,000 shares owned by his spouse, and 100,000 shares owned by a non-profit entity which he controls.

          The following tables set forth information as to the number of shares of each class of equity securities of Oriental Financial Group beneficially owned by its directors, nominees for director, named executive officers (i.e., five most highly compensated executive officers, including the chief executive officer), and the directors and executive officers as a group as of August 31, 2003. The information is based upon filings made by such individuals pursuant to the Securities Exchange Act of 1934 and information furnished by each of them.

	Amount and Nature of
	Beneficial Ownership		Percent of
Name of Beneficial Owner	of Common Stock		Common Stock(1)

Directors
Pablo I. Altieri, M.D.	190,482	(2)	1.08%
Efraín Archilla	10,135	(3)	—
José Enrique Fernández	3,278,994	(4)	18.57%
Julian S. Inclán	98,342	(5)	—
Diego Perdomo, C.P.A.	177,862	(6)	1.01%
Alberto Richa-Angelini	15,437	(7)	—
Emilio Rodríguez Jr.	31,389	(8)	—
Francisco Arriví	3,093	(9)	—
Miguel Vázquez-Deynes	1,000		—
Named Executive Officers
José Enrique Fernández	3,278,994	(10)	18.57%
José Rafael Fernández	109,135	(11)	—
Norberto González	0		—
Marcial Díaz	58,101	(12)	—
José Fernández Richards	20,966	(13)	—
Directors and Executive Officers as a Group(14)	4,000,075		22.65%

1.	Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the outstanding shares of common stock.

2.	This amount includes 4,124 shares that he may acquire upon the exercise of stock options within 60 days.

3.	This amount includes 1,547 shares that he may acquire upon the exercise of stock options within 60 days.

4.	This amount includes 47,286 shares that he may acquire upon the exercise of stock options within 60 days. It also includes 4,545 shares that he owns through Oriental Financial Group’s 401(k)/1165(e) Plan, 11,000 shares owned by his spouse, and 100,000 shares owned by a non-profit entity which he controls.

5.	This amount includes 1,547 shares that he may acquire upon the exercise of stock options within 60 days.

6.	This amount includes 9,107 shares that he may acquire upon the exercise of stock options within 60 days.

7.	This amount includes 1,547 shares that he may acquire upon the exercise of stock options within 60 days.

8.	This amount includes 9,107 shares that he may acquire upon the exercise of stock options within 60 days.

9.	This amount includes 1,547 shares that he may acquire upon the exercise of stock options within 60 days.

10.	See note 4 above.

11.	This amount includes 67,374 shares that he may acquire upon the exercise of stock options within 60 days. It also includes 1,742 shares that he owns through Oriental Financial Group’s 401(k)/1165(e) Plan.

12.	This amount includes 21,140 shares that he may acquire upon the exercise of stock options within 60 days. It also includes 3,946 shares that he owns through Oriental Financial Group’s 401(k)/1165(e) Plan.

13.	This amount includes 91 shares that he owns through Oriental Financial Group’s 401(k)/1165(e) Plan.

14.	The group consists of 16 persons including all directors, nominees for director, named executive officers, and executive officers who are not directors.

	Amount and Nature of Beneficial	Percent of
Name of Beneficial Owner	Ownership of Series A Preferred Stock	Series A Preferred Stock(15)

Directors
Pablo I. Altieri, M.D.	0	—
Efraín Archilla	0	—
José Enrique Fernández	24,000	1.79%
Julian S. Inclán	0	—
Diego Perdomo, C.P.A.	0	—
Alberto Richa-Angelini	1,000	—
Emilio Rodríguez Jr.	0	—
Francisco Arriví	0	—
Miguel Vázquez-Deynes	0	—
Named Executive Officers
José Enrique Fernández	24,000	1.79%
José Rafael Fernández	0	—
Norberto González	0	—
Marcial Díaz	0	—
José Fernández Richards	0	—
Directors and Executive Officers as a Group(16)	25,000	1.87%

15.	Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the outstanding shares of Series A Preferred Stock.

16.	See note 14 above.

          Under applicable regulations, shares are deemed to be beneficially owned by a person if he/she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he/she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares, subject in the case of those directors and officers who are married to the community property laws of Puerto Rico. Under applicable regulations, a person is deemed to have beneficial ownership of any shares of capital stock which he/she has a right to acquire within 60 days, including pursuant to the exercise of outstanding stock options, and to all shares subject to options or other rights of acquisition acquired in connection with, or as a participant in, any transaction involving a change in control. Shares of capital stock which are subject to stock options or other rights of acquisition are deemed to be outstanding for the purpose of computing the percentage of outstanding capital stock owned by such person or group, but are not deemed outstanding for the purpose of computing the percentage of capital stock owned by any other person or group.

INFORMATION WITH RESPECT TO DIRECTORS
WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS
WHO ARE NOT DIRECTORS

          Set forth below is certain information with respect to each director whose term continues.

Directors Whose Terms Expire In 2004

Emilio Rodríguez Jr. (Age 54) - Director of Oriental Financial Group since 1992 (including terms as director of Oriental Bank). He is the President of Milrod Enterprises, San Juan, Puerto Rico, since May 1998. Mr. Rodríguez was the President of Almacenes Rodríguez, Inc. (a chain of shoe retail stores), San Juan, Puerto Rico, from May 1973 to May 1998. He has also served as Secretary of the Board of Directors of E&C Computers, Inc., San Juan, Puerto Rico, since 1982.

Alberto Richa-Angelini (Age 62) - Director of Oriental Financial Group since 1990 (including terms as director of Oriental Bank). He has been a Director of Development for Empresas Fonalledas, Inc., San Juan, Puerto Rico, since February 1998. He worked as a consulting engineer for Resort Builders, S.E. (a construction company), Carolina, Puerto Rico, from February 1996 to February 1998. He served as Executive Vice President and Chief Operating Officer of Rexach Construction Company, Inc., San Juan, Puerto Rico, from April 1990 to February 1996, and as Executive Vice President - Administration of the same company from 1984 to April 1990. He served as President of the Associated General Contractors of America, Puerto Rico Chapter, and served on its Board of Directors for ten years.

Miguel Vázquez-Deynes (Age 65) - Director of Oriental Financial Group since 2002 (including terms as director of Oriental Bank). Mr. Vazquez-Deynes was the President and Chief Executive Officer of Triple-S Management Corp. (an insurance company), San Juan, Puerto Rico, from 1990 to 2001. He served as the President and General Manager for Puerto Rico and Northern Latin American operations of NCR Corporation from 1987 to 1990. He was Vice President and General Manager of Automotive Equipment, Inc. from 1965 to 1969. In 1969, he began working as a branch manager for MAI del Caribe, Inc., and later became President of that company until 1979. He has also served in the boards of directors of several corporations and non-profit organizations, including: Puerto Rico Art Museum (Chairman 2001), Ethics Committee of the Puerto Rico Chamber of Commerce (Chairman 1998), Luis Muñoz Marín Foundation (director 1997), Puerto Rico Insurance Company Association (ACODESE) (Treasurer 1997), GM Group, Inc. (director 1994 - present), San Juan Rotary Club (director 1990 - present), Puerto Rico Chamber of Commerce (President 1994 - 1996; First Vice President 1992 - 1994), Puerto Rico National Guard Military Stores (Vice President 1992 - 1994), Ashford Medical Presbyterian Hospital (Vice President 1984 - 1986), Puerto Rico Manufacturer’s Association (Chairman of the Resolutions Committee 1984 - 1985).

Directors Whose Terms Expire In 2005

Pablo I. Altieri, M.D. (Age 58) - Director of Oriental Financial Group since 1990 (including terms as director of Oriental Bank). He is a cardiologist and a Professor of Medicine and Physiology at the University of Puerto Rico School of Medicine. Dr. Altieri is also a member of the Board of Directors of Corporación para el Desarrollo Tecnológico de Recursos Tropicales de Puerto Rico (a charitable organization), San Juan, Puerto Rico, and a member of the Board of Directors of Casa Roig Foundation (a charitable organization), Humacao, Puerto Rico.

Diego Perdomo, C.P.A. (Age 68) - Director of Oriental Financial Group since 1996 (including terms as director of Oriental Bank). Mr. Perdomo is a certified public accountant and has been a partner of Diego Perdomo & Company (an accounting firm), San Juan, Puerto Rico, since 1968.

Francisco Arriví (Age 57) - Director of Oriental Financial Group since 1998 (including terms as director of Oriental Bank). Mr. Arriví has been the President and Chief Executive Officer of Pulte International Caribbean Corp., San Juan, Puerto Rico, a subsidiary of Pulte Corporation (a publicly traded company), since March 1999. He was the President and Chief Executive Officer of Interstate General Properties LP, S.E., San Juan, Puerto Rico, a subsidiary of Interstate General Company LP (a publicly traded company), from 1995 to 1999, and Vice President and Chief Financial Officer of that company from 1990 to 1995. He was also a director of Interstate General Properties LP, S.E. from 1996 to 1998. He was also Vice President and Manager of the Real Estate Department of The Chase Manhattan Bank, N.A., San Juan, Puerto Rico, from 1985 to 1990. He served as a director of American Communities Property Trust (a publicly traded company), San Juan, Puerto Rico, from 1998 to 1999. Since May 2001, he serves as a director of the Puerto Rico Aqueduct and Sewer Authority (a government instrumentality of the Commonwealth of Puerto Rico).

Executive Officers Who Are Not Directors

          The following information is supplied with respect to the named executive officers and other executive officers of Oriental Financial Group who do not serve on the Board of Directors. There are no arrangements or understandings pursuant to which any of the following executive officers was selected as an officer of Oriental Financial Group. As mentioned before, except for José Enrique Fernández, Chairman of the Board, President and Chief Executive Officer of Oriental Financial Group and Oriental Bank, who is the father of José Fernández Richards, an executive officer of Oriental Financial Group, no other executive officer is related to any other director or executive officer of Oriental Financial Group, including its subsidiaries, by blood, marriage or adoption (excluding those that are more remote than first cousin).

José Rafael Fernández (Age 40) - Chief Operating Officer of Oriental Financial Group since January 2003. Senior Executive Vice President of Oriental Financial Group and President of Oriental Financial Services since June 2001. He is also the President and Chairman of the Board of Directors of Puerto Rico Growth Fund, Inc., a Puerto Rico registered open-end, management investment company. He was Executive Vice President of Oriental Financial Services from 1999 to 2001, and Senior Vice President of such entity from 1997 to 1999. He was Vice President of Sales and Marketing of Oriental Financial Services from 1993 to 1997. He joined Oriental Bank in 1991 as an Assistant Vice President of the Treasury Department and in 1992 was in charge of its sales and marketing efforts for individual retirement accounts. He is a member of the Board of Trustees of the Sacred Heart University, San Juan, Puerto Rico, and a member of the Board of Directors of Advanced Imaging Interventional Center, Inc., Bayamón, Puerto Rico. Mr. Fernandez is qualified and registered with the NASD as a General Securities Representative (Series 7), Registered Options Principal (Series 24 ), Financial and Operations Principal (Series 27), and Municipal Securities Principal (Series 53).

Norberto González, C.P.A., J.D., C.I.A. (Age 45) - Executive Vice President of Risk Management and Acting Chief Financial Officer of Oriental Financial Group since March 2003. Prior to joining Oriental Financial Group, he was Executive Vice President and Risk Management Director of Banco Bilbao Vizcaya Argentaria Puerto Rico from July 1998 to March 2003. He was also Senior Vice President of Credit Administration of PonceBank from July 1992 to July 1998. He also worked in the Audit Department of KPMG Peat Marwick, San Juan, Puerto Rico, from August 1980 to July 1992. He was a Senior Manager at such accounting firm before joining PonceBank.

Carlos J. Nieves, C.P.A. (Age 54) - Executive Vice President of Oriental Financial Group and Chief Operating Officer of Oriental Financial Services since July 1, 2003. Former Executive Vice President and Chief Operating Officer of PaineWebber Trust Company of Puerto Rico. Former Tax Partner & Director of Taxes of Ernst & Young, San Juan, Puerto Rico, and Principal & Director of Taxes of Coopers & Lybrand, San Juan, Puerto Rico. Mr. Nieves is a certified public accountant and a member of the American Institute of Certified Public Accountants, the Puerto Rico Society of Certified Public Accountants and the Association of Certified Fraud Examiners. Former President of the Puerto Rico State Board of Accountancy and Member of the AICPA Governing Council.

Néstor Vale (Age 39) - Executive Vice President of Oriental Financial Group in charge of the Banking Division (Commercial and Retail Banking, Branch Network, and Mortgage Banking) since August 2003. He was Senior Vice President of Retail and Commercial Banking of Scotiabank de Puerto Rico and member of its Board of Directors from October 2000 through July 2003. He worked in Scotiabank’s headquarters in Toronto, Canada from August 1999 through September 2000. He was the Commercial Banking Manager of Scotiabank de Costa Rica from May 1996 through July 1999 and the Vice President of Corporate Banking of Scotiabank de Puerto Rico from March 1989 through May 1996. He was a staff accountant at KPMG Peat Marwick, San Juan, Puerto Rico from August 1986 through February 1989.

Marcial Díaz (Age 40) - Executive Vice President of Oriental Financial Group in charge of the Mortgage Banking Department since October 1999. He was Senior Vice President of Oriental Bank from 1997 to 1999, and Vice President and Marketing Manager of Oriental Bank from 1994 to 1997 and from 1989 to 1994, respectively. He was also a loan production supervisor at Banco Central Hispano, San Juan, Puerto Rico, from 1987 to 1989, and a marketing representative for Doral Mortgage Corporation, San Juan, Puerto Rico, from 1985 to 1987. Mr. Díaz is a member of the Puerto Rico Association of Realtors and a member of the Board of Directors of the San Juan Board of Realtors and of the Mortgage Loan Officers Association.

José Fernández Richards (Age 35) - Senior Vice President of Oriental Financial Group in charge of the Marketing Department since August 2001. He was the Brand and Product Marketing Director of Encirq Corporation, San Francisco, California, from 2000 to 2001; General Manager and Vice President of marketing for PlanetLive, Inc., San Francisco, California, from 1999 to 2000; Management Supervisor at Saatchi & Saatchi Advertising, San Francisco, California, from 1997 to 1999; Account Supervisor at J. Walter Thompson, San Francisco, California, from 1995 to 1997; and Account Supervisor at Young and Rubicam, San Francisco, California; from 1990 to 1995. Mr. Fernandez earned a B.B.A. degree in Marketing from the University of Notre Dame, South Bend, Indiana. He is a member of the American Marketing Association and the Sales and Marketing Executive Association.

Elmer Garrastazú, C.P.A., C.I.A. (Age 40) - Senior Vice President of Oriental Financial Group in charge of Financial Planning, Reporting and Budgeting since September 2001. He was the Comptroller of Cadierno Corporation (a liquor and food stuff distributor), Guaynabo, Puerto Rico, from 1994 to 2001; Vice President and General Auditor of the Puerto Rico Economic Development Bank, San Juan, Puerto Rico, from 1990 to 1994; and Supervising Senior Auditor at KPMG Peat Marwick, San Juan, Puerto Rico, from 1986 to 1990. Mr. Garrastazú is a certified public accountant and a certified internal auditor. Also, he is a member of the American Institute of Certified Public Accountants, the Puerto Rico Society of Certified Public Accountants, and the Institute of Internal Auditors.

BOARD MEETINGS AND COMMITTEES

          The Board of Directors held twelve meetings during the fiscal year ended June 30, 2003. The Board has two standing committees: Audit and Compensation (each as described below). The Board members also serve on the Board of Directors of Oriental Bank, the principal subsidiary of Oriental Financial Group. During fiscal year 2002, directors received a fee of $900 for each Board meeting attended and $300 for each committee meeting attended. Only directors who are not officers of Oriental Financial Group, including its subsidiaries, receive fees for attendance at such meetings. No director attended fewer than 75% of the meetings held in fiscal year 2003, including meetings of committees on which he served during the year.

          The Audit Committee assists the Board of Directors in its oversight of Oriental Financial Group’s financial reporting process. Its primary duties include serving as an independent and objective party to monitor Oriental Financial Group’s financial reporting process and internal control systems; reviewing and appraising the audit efforts of Oriental Financial Group’s independent auditors and internal auditing department; and providing an open way of communication among Oriental Financial Group’s independent accountants, financial and senior management, internal auditing department and the Board of Directors. The members of this committee are Messrs. Diego Perdomo, C.P.A., Alberto Richa-Angelini and Efraín Archilla. The committee met twelve times in fiscal year 2003. The Audit Committee operates pursuant to a written charter that has been approved and adopted by the Board of Directors. The Audit Committee is composed only of non-employee directors, each of whom is “independent” pursuant to the listed company rules of the New York Stock Exchange.

          The Compensation Committee reviews and evaluates on a yearly basis the salary increases and bonuses of all of Oriental Financial Group’s executive officers and makes recommendations to the Board of Directors. The Compensation Committee also administers the various stock option plans of Oriental Financial Group and is given absolute discretion to, among other things, construe and interpret the plans; to prescribe, amend and rescind rules and regulations relating to the plans; to select the persons to whom options will be granted to determine the number of shares subject to each option; and to determine the terms and conditions to which each grant and/or exercise of options is subject. The members of this committee are Messrs. Alberto Richa-Angelini, Emilio Rodríguez Jr. and Julian S. Inclán. The committee met eight times in fiscal year 2003.

          The Board of Directors does not have a standing nominating committee. Nominations are made by the Board of Directors. Although the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations for nominees from stockholders nor has it established procedures for this purpose. Article I, section 13 of Oriental Financial Group’s by-laws provides that stockholders entitled to vote for the election of directors may name nominees for election to the Board of Directors. Any such nominations must be submitted to the Secretary of the Board of Directors of Oriental Financial Group in writing at least five days prior to the annual meeting. Oriental Financial Group is not required to include nominations of stockholders in this proxy statement. However, if such a nomination is properly made, ballots will be provided for use by stockholders at the annual meeting bearing the name of such nominee(s).

EXECUTIVE COMPENSATION

          The following table summarizes the total compensation for the chief executive officer and the four most highly paid executive officers, who were serving as executive officers at the end of fiscal year 2003 (i.e., the “named executive officers”).

SUMMARY COMPENSATION TABLE

		Annual			Long-Term
		Compensation			Compensation

				Other Annual	Securities
Name and	Fiscal	Salary	Bonus	Compensation	Underlying	All Other
Principal Position	Year	($)	($)	($)(1)	Options (#)	Compensation($)(2)

José Enrique Fernández	2003	400,000	200,200	38,400	0	3,020
Chairman, President and Chief	2002	400,000	150,000	47,635	60,000	2,546
Executive Officer	2001	360,000	0	38,400	0	2,504

José Rafael Fernández	2003	250,000	100,200	42,000	0	2,675
Senior Executive Vice President and	2002	200,000	100,000	36,000	20,000	2,350
Chief Operating Officer	2001	170,000	75,000	30,000	105,000	1,685

Norberto González(3)	2003	64,375	30,000	8,000	15,000	416
Executive Vice President and Acting Chief Financial Officer

Marcial Díaz	2003	153,291	100,200	28,000	0	1,869
Executive Vice President	2002	131,833	80,000	28,000	15,000	1,410
Mortgage Banking Department	2001	111,958	50,000	22,250	52,500	1,193

José Fernández Richards(4)	2003	168,333	50,000	18,000	0	2,155
Senior Vice President	2002	137,500	50,000	16,500	52,500	29,355 (5)
Marketing Department

(1)	Consists of a car allowance and an allowance for membership expenses for social and business clubs that in the judgment of Oriental Financial Group’s chief executive officer are reasonably appropriate for the performance of such officer’s duties as an executive officer of Oriental Financial Group.

(2)	Consists of term life insurance premiums.

(3)	Joined Oriental Financial Group in March 2003. His annual salary, bonus, car allowance, and club membership allowance are respectively as follows: $195,000, $40,000, $24,000 and $12,000.

(4)	Joined Oriental Financial Group in August 2001.

(5)	Consists of term life insurance premiums in the amount of $480 and an allowance for living and moving expenses in the amount of $28,875.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

          The table below provides information regarding the options granted to the named executive officers during fiscal year 2003 under the Oriental Financial Group 1996 Incentive Stock Option Plan:

					Potential Realizable Values at
		Percent of			Assumed Annual Rates
		Total			of Stock Appreciation
	Options	Options	Exercise
Name	Granted	Granted	Price	Expiration Date	5%	10%

José Enrique Fernández	0	—	—	—	—	—
José Rafael Fernández	0	—	—	—	—	—
Norberto Gonzalez	15,000	57.69%	$20.240	March 10, 2013	$83,879	$185,351
Marcial Díaz	0	—	—	—	—	—
José Fernández Richards	0	—	—	—	—	—

          Oriental Financial Group did not grant stock options under any other stock option plan to any named executive officer during fiscal year 2003.

AGGREGATED OPTION/SAR EXERCISES
IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES

			Number of	Unexercised
			Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
			Fiscal Year-End	Fiscal Year-End

	Shares Acquired		Exercisable/	Exercisable/
Name	on Exercise (#)	Value Realized($)	Unexercisable (#)	Unexercisable ($)

José Enrique Fernández	33,747	110,690	47,286/127,406	936,034/1,677,329
José Rafael Fernández	30,019	249,484	38,155/137,865	580,338/2,084,530
Norberto González	0	—	0/15,000	0/81,750
Marcial Díaz	16,328	150,427	8,250/75,641	110,690/1,130,799
José Fernández Richards	0	—	0/52,500	0/573,918

Employment Agreements

José Enrique Fernández

          On April 4, 2002, Oriental Bank and José Enrique Fernández entered into an employment agreement for a term of three years, which supercedes and replaces a previous employment agreement dated December 22, 1998, between Oriental Bank and Mr. Fernández. The agreement provides for an increase in salary to $400,000 in fiscal year 2003, and further increases to $450,000 in fiscal year 2004 and to $500,000 in fiscal year 2005, and an annual automobile and expense allowance of $38,400. The agreement also provides that Oriental Bank will pay for Mr. Fernández’s membership in such social and business clubs that in his judgment are reasonably necessary for the performance of his Bank-related duties. Also, under the agreement, Oriental Bank will pay for a 10-year term life insurance policy in the amount of $1,500,000, covering the life of Mr. Fernández, for the benefit of Mr. Fernández’ estate. The agreement also provides that, during its term, the Board of Directors will nominate and recommend to the stockholders the election of Mr. Fernández as a director at any election of directors in which his term as a director will expire, and, if elected, the Board of Directors will name Mr. Fernández to the position of Chairman. Pursuant to the agreement, Oriental Bank caused to be granted to Mr. Fernández options to purchase 60,000 shares of common stock. The stock options may be exercised by Mr. Fernández during a period commencing on the first anniversary and ending on the tenth anniversary of the agreement. Notwithstanding the above limitations, these stock options will become immediately exercisable if Mr. Fernández dies or is disabled, retires from employment with Oriental Bank, or if there occurs a “change in control” of Oriental Bank. The options shall survive one year after termination of the agreement, unless termination is the result of Mr. Fernández’s illegal conduct or gross misconduct materially injurious to Oriental Bank, a regulatory order, or as a result of appointment by court or other public authority of a legal custodian for Oriental Bank for the purpose of liquidation.

          The agreement may be terminated by Oriental Bank for “just cause” (as such term is defined in the agreement) at any time. In the event employment is terminated for “just cause,” Mr. Fernández will have no right to compensation or other benefits for any period after such termination. The agreement also provides for payments and other benefits for Mr. Fernández if there occurs a “change in control” of Oriental Bank or in the event of involuntary termination of employment in connection with any “change in control” of Oriental Bank, as defined therein. The term “change in control” is defined to include any of the following: (i) a change in control as defined in 12 U.S.C. § 1817(j) and 12 C.F.R. § 303.4, or (ii) a change in control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, or (iii) when during any period of two consecutive years during the term of the agreement, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office, who were directors at the beginning of the period.

          The agreement also provides that Mr. Fernández may terminate his employment for “good reason,” which includes: (i) failure by Oriental Bank to comply with any material provision of the agreement, which failure has not been cured within ten (10) days after notice thereof has been given by Mr. Fernández to Oriental Bank; and (ii) any purported termination of Mr. Fernández’s employment which is not effected pursuant to a notice of termination satisfying certain requirements set forth in the agreement.

          In the event that there occurs a “change in control,” or if Mr. Fernández is terminated other than for “just cause” and in connection with a “change in control,” Oriental Bank will pay Mr. Fernández an amount equal to the aggregate annual compensation paid or payable to him (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernández) during the year in which the termination occurs multiplied by 3.00. The payment is to be made in a lump sum on or before the fifth day following the date of termination. If Mr. Fernández terminates his employment for “good reason,” the severance payments from the Oriental Bank will be equal to the aggregate annual compensation paid or payable to Mr. Fernández (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernández) during the year in which the termination occurs multiplied by 2.00. The severance payment is to be made in a lump sum on or before the fifth day following the date of termination. If Mr. Fernández had been terminated for other than “just cause” as of June 30, 2002, he would have been entitled to a severance payment of approximately $1,315,200. If Mr. Fernández had terminated his employment for “good reason,” as of June 30, 2002, he would have been entitled to a severance payment of approximately $876,800.

          The agreement contains provisions restricting Mr. Fernández’ ability to engage or participate in, become a director of, or render advisory or other services to any firm or entity competitive with Oriental Bank. The agreement does not contain any provision restricting Mr. Fernández’s right to compete against Oriental Bank upon termination of employment.

José Rafael Fernández

          On February 16, 2001, Oriental Financial Group and José Rafael Fernández entered into an employment agreement for a term of forty-two months commencing on January 1, 2001 and terminating on June 30, 2004. The agreement provides for a minimum base salary of $200,000 from January 1, 2001, through June 30, 2002; $250,000 from July 1, 2002, through June 30, 2003, and $285,000 from July 1, 2003, through June 30, 2004; an annual automobile and expense allowance of $30,000; an annual allowance of $6,000 during the first year of the agreement and $10,000 per year from January 1, 2002, to the expiration of the term of the agreement for membership expenses for social and business clubs that in the judgment of Oriental Financial Group’s chief executive officer are reasonably appropriate to the performance of the duties of Mr. Fernández pursuant to the agreement; and an annual performance bonus of not less than $100,000 commencing in fiscal year 2002. Any salary increases for this agreement, or extensions thereof, shall be mutually agreed to by Oriental Financial Group and Mr. Fernández. The agreement also provides that Mr. Fernández will be entitled to participate in, and receive the benefits of, any stock option plan, profit sharing plan or other plans, benefits and privileges given to employees and executives of Oriental Financial Group for which Mr. Fernández may qualify. Such benefits will be provided to Mr. Fernández while he is employed under the terms of the agreement or any extension thereof. Pursuant to the agreement, Oriental Financial Group granted Mr. Fernández options to purchase not less than 20,000 shares of common stock starting in fiscal year 2002. The stock options may be exercised by Mr. Fernández during a period commencing on the first and ending on the tenth anniversary of the agreement. Notwithstanding the above limitations, these stock options will become immediately exercisable if Mr. Fernández dies, is disabled, retires from employment with Oriental Financial Group or if there occurs a change in control of Oriental Financial Group. The options shall survive one year after termination of the agreement, unless termination is the result of Mr. Fernández’s illegal conduct or gross misconduct materially injurious to Oriental Financial Group, a regulatory order, or as a result of appointment by court or other public authority of a legal custodian for Oriental Financial Group for the purpose of liquidation.

          The agreement may be terminated by Oriental Financial Group for “just cause” (as such term is defined in the agreement) at any time. In the event that employment is terminated for “just cause,” Mr. Fernández will have no right to compensation or other benefits for any period after such termination. The agreement also provides for payment and other benefits for Mr. Fernández if there occurs a “change in control” of Oriental Financial Group or in the event of involuntary termination of employment in connection with any “change in control” of Oriental Financial Group, as defined therein. The term “change in control” is defined to include any of the following: (i) a change in control as defined in 12 U.S.C. § 1817(j) and 12 C.F.R. § 303.4; or (ii) a change in control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934.

          The agreement also provides that Mr. Fernández may terminate his employment for “good reason,” which includes: (i) failure by Oriental Financial Group to comply with any material provision of the agreement, which failure has not been cured within ten (10) days after notice thereof has been given by Mr. Fernández to Oriental Financial Group; and (ii) any purported termination of Mr. Fernández’ employment which is not affected pursuant to a notice of termination satisfying certain requirements set forth in the agreement.

          In the event that there occurs a “change of control,” or if Mr. Fernández is terminated other than for “just cause” and in connection with a “change in control,” Oriental Financial Group will pay Mr. Fernández an amount equal to the aggregate annual compensation paid or payable to him (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernández) during the year the termination occurs multiplied by 3.00. The payment is to be made in a lump sum on or before the fifth day following the date of termination. If Mr. Fernández terminates his employment for “good reason,” the severance payments from Oriental Financial Group will be equal to the aggregate annual compensation paid or payable to Mr. Fernández (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernández) during the year in which the termination occurs multiplied by 2.00. The severance payment is to be made in a lump sum on or before the fifth day following the date of termination. If Mr. Fernández had been terminated for other than “just cause,” as of June 30, 2002, he would have been entitled to a severance payment of approximately $1,107,000. If Mr. Fernández had terminated his employment for “good reason,” as of June 30, 2002 he would have been entitled to a severance payment of approximately $780,000.

          The agreement contains provisions restricting Mr. Fernández’ ability to engage or participate in, become a director of, or render advisory or other services to any firm or entity competitive with Oriental Financial Group for a period of one year subsequent to the termination of the agreement. The agreement further contains provisions protecting the confidential information and trade secrets of Oriental Financial Group while Mr. Fernández is employed by Oriental Financial Group.

Marcial Díaz

          On March 15, 2001, Oriental Financial Group and Marcial Díaz entered into an employment agreement for a term of thirty-six months commencing on March 15, 2001 and terminating on March 14, 2004. The agreement provides for a minimum base salary of $126,000 from March 15, 2001, through March 14, 2002, and further increases to $146,000 and $171,000 from March 15, 2002, through March 14, 2003, and from March 15, 2003, through March 14, 2004, respectively, an annual automobile and expense allowance of $18,000; an annual allowance of $10,000 for membership expenses for social and business clubs that in the judgment of Oriental Financial Group’s chief executive officer are reasonably appropriate to the performance of the duties of Mr. Díaz pursuant to the agreement; and an annual performance bonus of not less than $80,000 for fiscal year 2002 and not less than $100,000 for fiscal year 2003 and subsequent fiscal years. Any salary increases for this agreement, or extensions thereof, shall be mutually agreed to by Oriental Financial Group and Mr. Díaz. The agreement also provides that Mr. Díaz will be entitled to participate in, and receive the benefits of, any stock option plan, profit sharing plan or other plans, benefits and privileges given to employees and executives of Oriental Financial Group for which Mr. Díaz may qualify. Such benefits will be provided to Mr. Díaz while he is employed under the terms of the agreement or any extension thereof. Pursuant to the agreement, Oriental Financial Group granted Mr. Díaz options to purchase 15,000 shares of common stock at the signing of the agreement and not less than 15,000 shares of common stock each year thereafter. The stock options may be exercised by Mr. Díaz during a period commencing on the first and ending on the tenth anniversary of the agreement. Notwithstanding the above limitations, such stock options will become immediately exercisable if Mr. Díaz dies, is disabled, retires from employment with Oriental Financial Group or if there occurs a change in control of Oriental Financial Group. The options shall survive one year after termination of the agreement, unless termination is the result of Mr. Díaz’ illegal conduct or gross misconduct materially injurious to Oriental Financial Group, a regulatory order, or as a result of appointment by court or other public authority of a legal custodian for Oriental Financial Group for the purpose of liquidation.

          The agreement may be terminated by Oriental Financial Group for “just cause” (as such term is defined in the agreement) at any time. In the event that employment is terminated for “just cause,” Mr. Díaz will have no right to compensation or other benefits for any period after such termination. The agreement also provides for payment and other benefits for Mr. Díaz if there occurs a “change in control” of Oriental Financial Group or in the event of involuntary termination of employment in connection with any “change in control” of Oriental Financial Group, as defined therein. The term “change in control” is defined to include any of the following: (i) a change in control as defined in 12 U.S.C. § 1817(j) and 12 C.F.R. § 303.4; or (ii) a change in control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934.

          The agreement also provides that Mr. Díaz may terminate his employment for “good reason,”, which includes: (i) failure by Oriental Financial Group to comply with any material provision of the agreement, which failure has not been cured within ten (10) days after notice thereof has been given by Mr. Díaz to Oriental Financial Group, and (ii) any purported termination of Mr. Díaz’ employment which is not affected pursuant to a notice of termination satisfying certain requirements set forth in the agreement.

          In the event that there occurs a “change of control,” or if Mr. Díaz is terminated other than for “just cause” and in connection with a “change in control,” Oriental Financial Group will pay Mr. Díaz an amount equal to the aggregate annual compensation paid or payable to him (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Díaz) during the year the termination occurs multiplied by 3.00. The payment is to be made in a lump sum on or before the fifth day following the date of termination. If Mr. Díaz terminates his employment for “good reason,” the severance payments from Oriental Financial Group will be equal to the aggregate annual compensation paid or payable to Mr. Díaz (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Díaz) during the year in which the termination occurs multiplied by 2.00. The severance payment is to be made in a lump sum on or before the fifth day following the date of termination. If Mr. Díaz had been terminated for other than “just cause,” as of June 30, 2002, he would have been entitled to a severance payment of approximately $822,000. If Mr. Díaz had terminated his employment for “good reason,” as of June 30, 2002, he would have been entitled to a severance payment of approximately $548,000.

          The agreement contains provisions restricting Mr. Díaz’ ability to engage or participate in, become a director of, or render advisory or other services to any firm or entity competitive with Oriental Financial Group for a period of one year subsequent to the termination of the agreement. The agreement further contains provisions protecting the confidential information and trade secrets of Oriental Financial Group while Mr. Díaz is employed by Oriental Financial Group.

401(k)/1165(e) Plan

          All employees of Oriental Financial Group, including its subsidiaries, are eligible to participate in the Oriental Group CODA Profit Sharing Plan (the “401(k)/1165(e) Plan”). The 401(k)/1165(e) Plan is qualified under Sections 1165(a) and 1165(e) of the Puerto Rico Internal Revenue Code of 1994. The 401(k)/1165(e) Plan offers eligible participants eleven investment alternatives, including several U.S. mutual funds, a money-market account, and Oriental Financial Group’s shares of common stock. Contributions made through payroll deductions not in excess of 10% of annual base salary or $8,000, whichever is less, may be accumulated per year as before-tax savings. Oriental Financial Group contributes 80 cents for each dollar contributed by an employee up to $832. Oriental Financial Group’s matching contribution is invested in shares of common stock of Oriental Financial Group. The 401(k)/1165(e) Plan became effective on January 1, 1992. During fiscal year 2003, Oriental Financial Group contributed 6,723 shares of common stock to the 401(k)/1165(e) Plan valued at approximately $172,714 at June 30, 2003.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          Oriental Financial Group operates in a highly competitive industry where the quality, creativity and professionalism of its executive officers is of utmost importance to the success, profitability and growth of Oriental Financial Group. Accordingly, the compensation program of Oriental Financial Group, which is managed by the Compensation Committee, is intended to retain and appropriately reward experienced and well-trained executive officers, align the long-term interests of the executive officers with those of the stockholders and tie total compensation opportunities to the achievement of Oriental Financial Group’s institutional goals and the achievement of goals for each of its subsidiaries.

          The Compensation Committee evaluates the performance of management, reviews the compensation levels of members of management, and evaluates and reviews all aspects of compensation for Oriental Financial Group’s executive officers.

          In evaluating the performance and compensation of all of the executive officers, the Compensation Committee reviews available peer group information for comparable financial institutions or bank holding companies in Puerto Rico and in the United States and assesses the performance in accordance with the overall attainment of Oriental Financial Group’s goals for such fiscal year, which are set forth in Oriental Financial Group’s three-year business plan that is updated and approved by the Board of Directors every fiscal year.

Bonus

          The compensation program for Oriental Financial Group’s executive officers provides for a performance bonus, which purpose is to maximize the efficiency and effectiveness of Oriental Financial Group’s operations. The bonuses that are paid to the executive officers are linked to the performance of Oriental Financial Group as an institution as well as to the performance of each of Oriental Financial Group’s subsidiaries. In addition, in the event the institutional and individual goals are achieved, the bonus amounts that are generally paid to the executive officers are determined so that the total salary and bonus compensation paid to them is competitive with the amounts paid by comparable financial institutions or bank holding companies in Puerto Rico and in the United States.

Long-Term Compensation

          The compensation program for the executive officers also contemplates long-term incentive compensation in the form of stock options granted under Oriental Financial Group’s stock option plans. Oriental Financial Group’s stock option plans provide for ownership of the shares of common stock which, in turn, creates a direct relationship between the performance of Oriental Financial Group, as reflected by the market value of the shares of common stock, and executive compensation, and further creates a direct link between the interests of the executive officers and the interests of the stockholders.

          The awards are made by the administrators of Oriental Financial Group’s stock option plans, which are the members of the Compensation Committee. The plan administrators are given absolute discretion to select which of the eligible persons will be granted stock options and the amount of stock options to be granted to such persons. In general terms, the plan administrators, in determining such amounts, consider total compensation information obtained from various comparable financial institutions or bank holding companies in Puerto Rico and in the United States that they track, as well as the general trend in total compensation in the financial services industry.

Fiscal Year 2003 Results

          Among the results of operations for fiscal year 2003 that the Compensation Committee placed particular emphasis when it approved the bonuses paid and the stock options granted to the executive officers, which amounts are set forth in separate tables in this proxy statement, are the following: (i) Oriental Financial Group reported net income of $51.3 million or $2.65 per common share on a diluted basis, compared to $38.5 million or $2.00 per common share or a diluted basis for fiscal year 2002, representing an increase of 33.5% for fiscal year 2003; (ii) the performance of each of Oriental Financial Group’s subsidiaries; and (iii) Oriental Financial Group had total financial assets of $5.7 billion, total bank assets of $3.0 billion and total stockholders’ equity of $201.7 million as of June 30, 2003, compared to total financial assets of $5.0 billion, total bank assets of $2.5 billion and total stockholders’ equity of $166.4 million as of June 30, 2002.

Compensation of Chairman, President and Chief Executive Officer

          Mr. José Enrique Fernández, who serves as Chairman of the Board, President and Chief Executive Officer of Oriental Financial Group and the Oriental Bank, negotiated the terms of his agreement with the Oriental Bank at arm’s length with the Oriental Bank’s Board of Directors. The current terms of Mr. Fernández’s employment, including his salary and certain other compensation arrangements, are described in this Proxy Statement under “EXECUTIVE COMPENSATION -Employment Agreements.”

          Mr. Fernández’s compensation in terms of bonus and any additional stock options granted to him under Oriental Financial Group’s stock option plans was determined in accordance with Oriental Financial Group’s compensation program described above and was based on considerations of competitive industry practice as well as the overall performance of Oriental Financial Group. In making such determination, the Compensation Committee took into consideration Oriental Financial Group’s performance as a whole during fiscal year 2003 (as described above) and the achievement of goals which are geared to ensure Oriental Financial Group’s continued long-term growth and the enhancement of stockholder value, such as the further diversification of Oriental Financial Group’s asset base and the emphasis on expanding Oriental Financial Group’s financial services and non-interest income.

SUBMITTED BY THE COMPENSATION COMMITTEE

Alberto Richa-Angelini
Emilio Rodríguez Jr.
Julian S. Inclán

Compensation Committee Interlocks and Insider Participation

          None of the members of the Compensation Committee has served as an officer or employee of Oriental Financial Group or any of its subsidiaries.

AUDIT COMMITTEE REPORT

          The Audit Committee assists the Board of Directors in its oversight of Oriental Financial Group’s financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter, a copy of which may be obtained upon request from the Secretary of the Board of Directors of Oriental Financial Group.

          Management has the primary responsibility for the preparation and integrity of Oriental Financial Group’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Oriental Financial Group’s independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

          In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2003 with Oriental Financial Group’s management and has discussed with Deloitte & Touche LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, Deloitte & Touche LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Deloitte & Touche LLP their independence.

          Based on such reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Oriental Financial Group’s annual report on Form 10-K for the fiscal year ended June 30, 2003, for filing with the U.S. Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE

Diego Perdomo, C.P.A.
Alberto Richa-Angelini
Efraín Archilla

INDEBTEDNESS OF MANAGEMENT

          Certain transactions involving loans and deposits were transacted during fiscal year 2003 between Oriental Bank, some of its directors and executive officers, including those of its affiliates, and persons related to or affiliated with such persons. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of uncollectability or other unfavorable features. At present, none of the loans to such directors and executive officers, including persons related to or affiliated with such persons, is non-performing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Oriental Financial Group is required to identify any director, executive officer or person who owns more than ten percent of Oriental Financial Group’s equity securities who failed to timely file with the U.S. Securities and Exchange Commission a required report under Section 16(a) of the Securities Exchange Act of 1934. Based solely on the review of copies of such forms and on other information furnished to Oriental Financial Group by such individuals, Oriental Financial Group believes that during and with respect to fiscal year 2003 its directors and executive officers, and persons who own more than ten percent of Oriental Financial Group’s equity securities, timely filed all required reports thereunder.

PERFORMANCE GRAPH

          The stock performance graph below compares the cumulative total stockholder return of Oriental Financial Group’s shares of common stock from June 30, 1992, to June 30, 2003, with the cumulative total return of the Standard & Poor’s 500 Composite Stock Index, the Dow Jones US Total Market Index, and the Standard & Poor’s Diversified Financial Services Index. The Standard & Poor’s 500 Composite Stock Index is a broad index which includes a wide variety of issuers and industries representatives of a cross section of the market. After careful consideration, Oriental Financial Group has decided to use the same composition of companies that made up the Standard & Poor’s Diversified Financial Services Index, although the index retired in 2002. This index included a wide array of financial institutions or bank holding companies comparable to Oriental Financial Group. Oriental Financial Group has historically used this index and sees it as an adequate representation of peer group industry guidance for Oriental Financial Group.

Cumulative Total Return

	6/92	6/93	6/94	6/95	6/96	6/97	6/98	6/99	6/00	6/01	6/02	6/03
OFG	100.00	201.96	341.05	361.58	464.04	848.55	1406.45	1250.47	773.46	1063.35	1606.15	2086.80
S&P	100.00	113.63	115.23	145.27	183.04	246.55	320.91	393.94	422.50	359.84	295.11	295.86
DJ	100.00	114.85	115.46	144.74	182.41	238.82	308.01	371.65	406.85	345.39	282.91	286.09
PG	100.00	118.66	150.46	186.82	252.97	425.23	755.27	689.97	467.95	850.37	966.29	1258.20

          The Board of Directors recognizes that the market price of Oriental Financial Group’s shares of common stock is influenced by many factors, only one of which is Oriental Financial Group’s financial performance. The stock price performance graph shown above is not necessarily indicative of future price performance.

INDEPENDENT AUDITORS

          Deloitte & Touche LLP, as Oriental Financial Group’s independent auditors for fiscal year 2002, will have a representative present at the Annual Meeting who will have an opportunity to make a brief statement, if he/she so desires, and who will be available to respond to appropriate questions.

Audit Fees

          The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), for professional services rendered for the audit of Oriental Financial Group’s annual financial statements for the fiscal year ended June 30, 2003, and for the review of Oriental Financial Group’s quarterly financial statements for that fiscal year were $176,000 (including out-of-pocket expenses of $6,000).

Financial Information Systems Design and Implementation Fees

          Deloitte & Touche did not render professional services to Oriental Financial Group relating to financial information systems design and implementation in fiscal year 2003.

All Other Fees

          The aggregate fees billed by Deloitte & Touche for services rendered to Oriental Financial Group, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” in fiscal year 2003 were $248,000, including audit-related services of approximately $96,000 and non-audit services of $152,000. Audit-related services generally include audits of Oriental Financial Group’s employee benefit plans and subsidiaries.

          The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining the independence of Deloitte & Touche.

STOCKHOLDER PROPOSALS

          Stockholder proposals intended to be presented at the 2004 annual meeting of stockholders must be set forth in writing and received by Carlos O. Souffront, Esq., Secretary of the Board of Directors, Oriental Financial Group Inc., P.O. Box 195115, San Juan, Puerto Rico 00919-5115, no later than June 2, 2004, for inclusion in Oriental Financial Group’s proxy statement and proxy card relating to such annual meeting in order to be considered at the meeting.

ANNUAL REPORTS

          A copy of Oriental Financial Group’s annual report to stockholders for fiscal year 2003 accompanies this proxy statement. Such annual report is not deemed to be “soliciting material.”

          Upon receipt of a written request, Oriental Financial Group will furnish to any stockholder without charge a copy of Oriental Financial Group’s annual report on Form 10-K, including the consolidated financial statements, for fiscal year 2003, and a list of the exhibits thereto required to be filed with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934. Such written request should be directed to Mr. Norberto González, Executive Vice President and Acting Chief Financial Officer, Oriental Financial Group Inc., P.O. Box 195115, San Juan, Puerto Rico 00919-5115.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ José Enrique Fernández

José Enrique Fernández
Chairman of the Board, President and
Chief Executive Officer

October 3, 2003
San Juan, Puerto Rico

ORIENTAL FINANCIAL GROUP INC.	REVOCABLE PROXY

     This proxy is solicited on behalf of the Board of Directors of Oriental Financial Group Inc. for use only at the annual meeting of stockholders to be held on October 28, 2003, and at any adjournment or postponement of that meeting. This proxy may be revoked by the undersigned at any time before it is exercised.

     This undersigned, being a stockholder of Oriental Financial Group Inc. (the “Company”), hereby authorizes the Board of Directors of the Company or any successors in their respective positions, as proxies with full powers of substitution, to represent the undersigned at the annual meeting of stockholders of the Company to be held at conference room 9-A of the McConnell Valdés law offices located at 270 Muñoz Rivera Avenue, San Juan, Puerto Rico, on Tuesday, October 28, 2003, at 10:00 a.m., and at any adjournment or postponement of that meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

     ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as marked to the contrary below).	☐	WITHOUT AUTHORITY to vote for all nominees listed below.

To serve until the 2006 annual meeting of stockholders: Messrs. José Enrique Fernández, Efrain Archilla and Julian S. Inclán.

INSTRUCTIONS: To withhold authority to vote or to cumulate the votes for one or more of the above nominee(s), write the name(s) of the nominee(s) and the manner in which such votes shall be withhold or cumulated in the space provided below.

Name	Number of votes
(Withheld or Cumulated, Please Specify)

     In their discretion, the proxies are authorized to vote this proxy with respect to (i) the approval of the minutes of the last meeting of stockholders; (ii) the election of any person as director if any nominee is unable to serve or, for good cause, will not serve; (iii) matters incident to the conduct of the annual meeting; and (iv) such other matters as may properly come before the annual meeting. Except with respect to procedural matters incident to the conduct of the annual meeting.

management at present knows of no other business to be brought before the meeting other than those matters described in the accompanying proxy statement.

     Shares of common stock of the Company will be voted as specified in this proxy. In the absence of any express indication that the shares to be voted should be cumulated in a particular fashion, the votes represented by executed proxies will be distributed equally among the three nominees or in such other fashion as will most likely ensure the election of the nominees. If no specification is made above, shares will be voted “FOR” the election of directors. This proxy cannot be voted for any person who is not a nominee of the Company’s Board of Directors.

     The undersigned hereby acknowledges receipt of the accompanying proxy statement for the annual meeting prior to signing this proxy.

     Date:_________ , 2003

Signature

Signature, if held jointly

Please sign exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give your title.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.